                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) August 20, 1999





                                   EG&G, Inc.
             (Exact name of registrant as specified in its charter)





       Massachusetts                1-5075                    04-2052042
     (State or other       (Commission File Number)         (IRS Employer
     jurisdiction of                                     Identification No.)
      incorporation)



           45 William Street, Wellesley, Massachusetts        02481
            (Address of principal executive offices)        (Zip Code)





                                 (781) 237-5100
              (Registrant's telephone number, including area code)



                                 Not applicable
          (Former name or former address, if changed since last report)

Item 2.  ACQUISITION AND DISPOSITION OF ASSETS

On August 20, 1999, EG&G, Inc.("the Company") sold the assets of its technical services division (the "Technical Services Business"), including the outstanding capital stock of EG&G Defense Materials, Inc., a subsidiary of the Company, to EG&G Technical Services, Inc., an affiliate of The Carlyle Group (the "Buyer"), for approximately $250 million in cash and the assumption by the Buyer of certain liabilities of the Technical Services Business. Approximately $2.1 million of the cash purchase price will be paid by the Buyer to the Company on the seventh anniversary of the closing of this transaction. The purchase price is subject to a post-closing adjustment equal to the amount by which the working capital of the Technical Services Business as of the closing date is greater or less than, as the case may be, certain target amounts set forth in the Purchase and Sale Agreement dated July 19, 1999 by and between the Company and the Buyer, as amended (the "Purchase Agreement"). The Technical Services Business provides services to the United States Government and other customers for projects in the areas of base and range operations, sciences and engineering, logistics, asset management and chemical demilitarization.

The purchase price was based upon the Buyer's determination of the fair value of the Technical Services Business, and the terms of the Purchase Agreement were determined by arms-length negotiation among the parties.

Prior to the execution of the Purchase Agreement, neither the Company nor any of its affiliates had any material relationship with The Carlyle Group, the Buyer or any of their respective affiliates.

The foregoing description is qualified in its entirety by reference to the complete text of the Purchase Agreement and Amendment No. 1 thereto, each of which are filed as exhibits hereto.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired

    Not Applicable

(b) Unaudited Pro Forma Financial Information

    The following unaudited pro forma consolidated financial statements are filed with this report:

    Unaudited Pro Forma Consolidated Balance Sheet as of July 4, 1999
    Unaudited Pro Forma Consolidated Income Statement for the Six Months Ended
      July 4, 1999
    Unaudited Pro Forma Consolidated Income Statement for the Fiscal Year Ended
      January 3, 1999

    The unaudited pro forma consolidated balance sheet as of July 4, 1999 reflects the financial position of the Company after giving effect to the Technical Services disposition discussed in Item 2 and assumes the disposition took place on July 4, 1999.

    The unaudited pro forma consolidated income statements give effect to the divestiture of the Technical Services Business and the acquisitions of the Analytical Instruments Division (the Division) of The Perkin-Elmer Corporation (the Seller) and Lumen Technologies, Inc. (Lumen) as discussed below. The operating results of the Technical Services Business have been classified separately as discontinued operations for the six months ended July 4, 1999 as reflected in the Company's quarterly report on Form 10-Q as filed with the Securities and Exchange Commission.

    On May 28, 1999, the Company completed its acquisition of the Division, a leading producer of high quality analytical testing instruments.

    On December 16, 1998, the Company completed its acquisition of Lumen, which is engaged in the business of developing, manufacturing and marketing specialty light sources and related products for markets requiring advanced optical technologies.

    The Company accounted for both acquisitions as purchases.

    The following unaudited pro forma consolidated income statements should be read in conjunction with the historical financial statements and related notes thereto for the Company, Lumen and the Division. The financial statements required to be filed with the Securities and Exchange Commission for the Lumen acquisition were included as exhibits in a separate report on Form 8-K/A, filed by the Company on March 30, 1999. The financial statements required to be filed with the Securities and Exchange Commission for the acquisition of the Division were included as exhibits in a separate report on Form 8-K/A, filed by the Company on August 11, 1999. The unaudited pro forma consolidated income statements for the fiscal year ended January 3, 1999 and the six-month period ended July 4, 1999 give effect to the divestiture and acquisitions as if they were completed as of December 29, 1997, eliminate the results of the Technical Services Business and combine the Company, Lumen and the Division's historical income statements for each respective period as necessary. The unaudited pro forma consolidated results for the fiscal year ended January 3, 1999 and the six-month period ended July 4, 1999 exclude acquisition-related charges of $23 million and $2.3 million for purchased in-process technology related to the Division and Lumen, respectively.

    The unaudited pro forma consolidated income statement for the fiscal year ended January 3, 1999 includes columns representing the Company's historical results as adjusted for the divestiture of the Technical Services Business and the 1998 divestitures of the Rotron and Sealol Industrial Seals businesses (previously reported on Form 8-K dated April 16, 1998) for the fiscal twelve months then ended, Lumen's historical results for the period ended December 15, 1998, ILC Technology, Inc.'s (ILC) historical results for the period from January 1 through March 12, 1998 (ILC was acquired by Lumen on March 12, 1998) and the Division's historical results for the twelve-month period ended December 31, 1998 (the Division previously had a June 30 year end).

    The unaudited pro forma consolidated income statement for the six months ended July 4, 1999 includes columns representing the Company's historical results for the six months then ended and the Division's historical results for the period from January 1, 1999 through May 28, 1999, the date of the acquisition. Note that the Company's historical results for such period as reported in its Form 10-Q for the six months ended July 4, 1999 already reflect the operating results of the Technical Services Business as discontinued operations. Accordingly, the results of the Technical Services Business are excluded from income from continuing operations in the column "EG&G Historical Six Months Ended July 4, 1999".

    The unaudited pro forma consolidated financial information is provided for informational purposes only and is not necessarily indicative of the Company's operating results that would have occurred had the divestitures and acquisitions been consummated on the dates, or at the beginning of the period, for which the consummation of the divestitures and acquisitions is being given effect, nor is it necessarily indicative of the Company's future operating results. The unaudited pro forma adjustments do not reflect any operating efficiencies and cost savings that the Company believes are achievable.

    The unaudited pro forma consolidated financial information has been prepared using the purchase method of accounting for the acquisitions, whereby the total cost of the acquisitions has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the effective date of the acquisition. Such allocations will be based on studies and independent valuations, which are currently being finalized. Accordingly, the allocations reflected in the unaudited pro forma consolidated financial information are preliminary and subject to revision. It is not expected that the final allocation of purchase price will produce materially different results from those presented herein.

                                   EG&G, Inc.
        Unaudited Pro Forma Consolidated Balance Sheet as of July 4, 1999
                             (Dollars in thousands)



                                                       Pro Forma
                                         Historical    Adjustments  Pro Forma(g)
                                         ----------    -----------  ------------
Current Assets:
Cash and cash equivalents                $   58,459    $245,000(a)   $  303,459
Accounts receivable                         304,590           -         304,590
Inventories                                 198,673           -         198,673
Other current assets                        142,485       2,900(b)      145,385
Net assets of discontinued operations        13,579     (47,339)(c)           -
                                                         33,760(h)
                                         ----------    --------      ----------
Total Current Assets                        717,786     234,321         952,107

Net Property, Plant and Equipment           233,514           -         233,514
Investments                                  15,194           -          15,194
Intangible Assets                           615,240           -         615,240
Other Assets                                 70,776       2,100(d)       72,876
                                         ----------    --------      ----------

Total Assets                             $1,652,510    $236,421      $1,888,931
                                         ==========    ========      ==========

Current Liabilities:
Short-term debt                          $  530,903    $      -      $  530,903
Accounts payable                            135,070           -         135,070
Accrued restructuring costs                  52,414           -          52,414
Accrued expenses                            246,406      94,864(e)      375,030
                                                         33,760(h)
                                         ----------    --------      ----------
Total Current Liabilities                   964,793     128,624       1,093,417

Long-Term Debt                              114,988           -         114,988
Long-Term Liabilities                       170,357           -         170,357
Total Stockholders' Equity                  402,372     107,797(f)      510,169
                                         ----------    --------      ----------

Total Liabilities and Equity             $1,652,510    $236,421      $1,888,931
                                         ==========    ========      ==========


            Notes to Unaudited Pro Forma Consolidated Balance Sheet

(a) To record the net cash proceeds from the Technical Services transaction.
(b) Represents the estimated fair value of an equity investment of the Technical Services Business to be transferred by the Buyer to the Company.
(c) To eliminate the net assets sold of the Technical Services Business.
(d) Represents a note receivable to be paid by the Buyer to the Company on the seventh anniversary of the closing of this transaction.
(e) To record the accrued income taxes, transaction costs and other related accrued expenses resulting from the Technical Services transaction.
(f) Represents estimated after-tax gain realized on the Technical
    Services transaction.
(g) Pro forma balance sheet excluding Technical Services.
(h) Represents net changes in financial condition of discontinued operations from July 5, 1999 through August 20, 1999 and effect of actual net assets sold.

                                   EG&G, INC.
               UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                   FOR THE SIX MONTHS ENDED JULY 4, 1999
                             (Dollars in thousands)

                                                                        EG&G          THE DIVISION
                                                                        HISTORICAL    HISTORICAL
                                                                        SIX MONTHS    PERIOD ENDED  PRO FORMA
                                                                        ENDED 7/4/99  5/28/99       ADJUSTMENTS       PRO FORMA
                                                                        ------------  ------------  -------------     ---------

Sales                                                                    $547,475       $214,834    $       0         $ 762,309
Cost of Sales                                                             361,066        136,125       (5,011)(B)(D)    492,180
                                                                        ---------      ---------    ---------         ---------
  Gross Margin                                                            186,409         78,709        5,011           270,129

Research and development expenses                                          29,661         18,914            0            48,575
Selling, general and administrative expenses                              123,258         85,287        2,683(C)(D)     211,228
Gains on dispositions                                                      (8,478)             0            0            (8,478)
                                                                        ---------      ---------    ---------         ---------

Operating income (loss) from continuing operations                         41,968        (25,492)       2,328            18,804
Other income (expense)                                                    (10,829)          (125)      (8,656)(E)       (19,610)
                                                                        ---------      ---------    ---------         ---------

Income (loss) from continuing operations before income taxes               31,139        (25,617)      (6,328)             (806)
Provision (benefit) for income taxes                                        2,822         (7,173)      (1,516)(F)        (5,867)
                                                                        ---------      ---------    ---------         ---------

Income (loss) from continuing operations                                   28,317        (18,444)      (4,812)            5,061
                                                                        ---------      ---------    ---------         ---------

Basic earnings per share from continuing operations                     $    0.63                                     $    0.11
Diluted earnings per share from continuing operations                   $    0.62                                     $    0.11

Weighted average shares of common stock outstanding:
  Basic                                                                    45,092                                        45,092
  Diluted                                                                  45,958                                        45,958



     The accompanying notes are an integral part of this consolidated pro forma financial information.

                                   EG&G, INC.
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                    FOR THE FISCAL YEAR ENDED JANUARY 3, 1999
                             (Dollars in thousands)




                                                       EG&G            Technical       Rotron and       EG&G              Lumen
                                                       Historical      Services         Sealol ID       Before         Historical
                                                       Fiscal Year     Pro Forma        Pro Forma       Divestitures     Period
                                                       Ended 1/3/99    Adjustments(A)  Adjustments(A)   Fiscal 1998   Ended 12/15/98
                                                       ------------    --------------  -------------   -------------  --------------


Sales                                                  $ 1,407,896       $ (553,514)    $    (22,666)    $   831,716    $   135,003
Cost of Sales                                            1,041,739         (490,752)         (14,064)    $   536,923         91,654
                                                       -----------       -----------     -----------     -----------    -----------
  Gross Margin                                             366,157          (62,762)          (8,602)        294,793         43,349

Research and development expenses                           46,031               (5)            (302)         45,724          4,708
Selling, general and administrative expenses               226,272          (22,532)          (6,173)        197,567         23,850
Restructuring charges                                       54,500           (4,473)               0          50,027              0
Merger, spinoff & nonrecurring charges                           0                0                0               0         16,704
Asset impairment charge                                      7,400                0                0           7,400              0
Gains on dispositions                                     (125,822)               0          125,822               0              0
                                                         -----------       -----------     -----------    -----------   -----------

Operating income (loss) from continuing operations         157,776          (35,752)        (127,949)         (5,925)        (1,913)
Other income (expense)                                         558           (1,955)               0          (1,397)        (5,504)
                                                         -----------       -----------     -----------    -----------   -----------

Income (loss) from continuing operations before taxes      158,334          (37,707)        (127,949)         (7,322)        (7,417)
Provision (benefit) for income taxes                        54,032          (13,475)         (38,355)          2,202          1,824
                                                         -----------       -----------     -----------    -----------   -----------

Income (loss) from continuing operations                   104,302          (24,232)         (89,594)         (9,524)        (9,241)
                                                         -----------       -----------     -----------    -----------   -----------
Basic earnings (loss) per share from                     $    2.30           ($0.53)          ($1.98)         ($0.21)
continuing operations
Diluted earnings (loss) per share from                   $    2.27           ($0.53)          ($1.95)         ($0.21)
continuing operations

Weighted average shares of common stock outstanding:
  Basic                                                     45,322           45,322           45,322          45,322
  Diluted                                                   45,884           45,884           45,884          45,884




                                                                     ILC Tech.       The Division
                                                                    Historical       Historical
                                                                  1/1/98 Through       Period            Pro Forma
                                                                     3/12/98        Ended 12/31/98      Adjustments     Pro Forma
                                                                 --------------     --------------    ---------------  ------------

Sales                                                             $     8,052        $   558,657        $    0          $1,533,428
Cost of Sales                                                           5,661            306,218        14,193(B)(D)       954,649
                                                                  -----------        -----------        ------          ----------
  Gross Margin                                                          2,391            252,439       (14,193)            578,779

Research and development expenses                                         565             42,837             0              93,834
Selling, general and administrative expenses                              989            189,025        13,375 (C)(D)      424,806
Restructuring charges                                                       0                  0             0              50,027
Merger, spinoff & nonrecurring charges                                      0                  0             0              16,704
Asset impairment charge                                                     0                  0             0               7,400
Gains on dispositions                                                       0                  0             0                   0
                                                                  -----------        -----------        ------          ---------

Operating income (loss) from continuing operations                        837             20,577       (27,568)            (13,992)
Other income (expense)                                                    (55)               183       (29,688)(E)         (36,461)
                                                                  -----------        -----------        ------          ---------

Income (loss) from continuing operations before taxes                     782             20,760       (57,256)            (50,453)
Provision (benefit) for income taxes                                      238              5,813       (15,878)(F)          (5,801)
                                                                  -----------        -----------       -------          ---------

Income (loss) from continuing operations                                  544             14,947       (41,378)            (44,652)
                                                                  -----------        -----------       -------          ---------

Basic earnings (loss) per share from                                                                                        ($0.99)
continuing operations
Diluted earnings (loss) per share from                                                                                      ($0.97)
continuing operations

Weighted average shares of common stock outstanding:
  Basic                                                                                                                     45,322
  Diluted                                                                                                                   45,884




The accompanying notes are an integral part of this consolidated pro forma financial information.

                                  EG&G, INC.
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                             (DOLLARS IN THOUSANDS)


Note 1. Presentation -- The results of operations of the Technical Services segment have been excluded from the Company's historical earnings from continuing operations and classified separately as discontinued operations for the six months ended July 4, 1999. See the Company's quarterly report on Form 10-Q for the six months ended July 4, 1999 for further discussion.

Note 2. Purchase Price Allocations -- The purchase price allocation related to the Lumen acquisition is included in the Company's Annual Report on Form 10-K for the year ended January 3, 1999 and its separate report filed on Form 8-K/A, dated March 30, 1999, related to the Lumen acquisition. The purchase price allocation related to the Perkin-Elmer Corporation Analytical Instruments Division is included on a separate report on Form 8-K/A, dated August 11, 1999 filed with the Securities and Exchange Commission.

(A) Represent adjustments to eliminate the results of operations of the Rotron, Sealol Industrial Seals and Technical Services businesses that were sold by the Company on January 9, 1998, April 1, 1998 and August 20, 1999, respectively, as well as the related gains on dispositions for the sale of Rotron and Sealol Industrial Seals.

(B) Adjustments relate to the amortization of the write-up to fair value of Lumen and the Division's work-in-process and finished goods inventory as of their acquisition dates which totaled $3,204 and $9,897, respectively. These amounts are charged to cost of sales as the related inventory is sold and have been included in cost of sales in the pro forma consolidated income statement for the year ended January 3, 1999. The Company's historical consolidated income statement for the six months ended July 4, 1999 includes $3,204 and $2,464 of inventory write-up amortization related to Lumen and the Division, respectively. These amounts have been reversed through the pro forma adjustment to cost of sales for the six months ended July 4, 1999.

(C)Includes additional amortization related to goodwill and acquired intangible assets amortization as follows:


                                          12/98             6/99
                                         -------          ------
   Goodwill                              $10,278          $1,846
   Acquired intangibles                    8,068           2,870
                                         -------          ------
     Total amortization                   18,346           4,716
   Historical amortization                 5,440           2,315
                                         -------          ------
     Pro forma adjustment                $12,906          $2,401
                                         -------          ------

Goodwill represents the excess of consideration paid over the fair value of net assets acquired and totaled approximately $177 million and $175 million for the Division and Lumen, respectively. The Division and Lumen goodwill is being amortized over 40 years and 30 years respectively.

Acquired intangibles includes the fair value assigned to trademarks, trade names, patents and developed technology by an independent third party appraiser. These intangible assets are being amortized over periods of 10-40 years.

(D) Includes additional depreciation related to the write-up to fair value of Lumen and the Division's property, plant & equipment as of the acquisition dates. The pro forma consolidated income statements include additional depreciation expense related to these write-ups of $1,092 and $657 for cost of sales and $468 and $282 for selling, general and administrative expenses for the fiscal year ended January 3, 1999 and six months ended July 4, 1999, respectively.

(E) Reflects incremental interest expense related to financing the acquisitions. The Company has currently financed the Lumen acquisition with available cash and short-term debt consisting of commercial paper borrowings with a weighted-average interest rate of 5.5% at year end.

The Division acquisition was financed through a combination of $75 million of available cash, $100 million of commercial paper borrowings with a weighted-average interest rate of 5.2%, $100 million of money market loans with a weighted average interest of 5.2% and a one-year secured promissory note of $150 million issued by the Company to the Seller that bears interest at 5%.

                                  EG&G, INC.
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                             (DOLLARS IN THOUSANDS)


A 1/8 of one percent change in the base rate would change annual interest expense by approximately $546. The Company intends to refinance a portion of the outstanding debt with fixed rate debt during fiscal 1999. Additionally, the Company plans to use a portion of the proceeds resulting from the sale of its Technical Services Business to pay down outstanding debt.

(F) Income tax adjustments have been calculated using estimated statutory income tax rates for the jurisdictions in which the companies operate. The primary difference between the provision calculated at statutory rates and the amount reflected in the pro forma adjustments column for the periods presented is attributable to nondeductible goodwill related to the Lumen acquisition. The pro forma consolidated provision for income taxes may not represent amounts that would have resulted had the Company, the Division and Lumen filed consolidated income tax returns during the periods presented.

(c)   Exhibits

      Exhibit 2.1 - Purchase and Sale Agreement, dated July 19, 1999, by and between EG&G, Inc. and ETS Acquisition Corporation

      Exhibit 2.2 - Amendment No. 1 to Purchase and Sale Agreement, dated
                    August 20,1999, by and between EG&G, Inc. and EG&G Technical Services, Inc. (formerly known as
                    ETS Acquisition Corporation)


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  EG&G, Inc.



                                  By /s/ Gregory D. Perry
                                     -----------------------------
                                     Vice President,
                                     Control and Treasury




Date: September 7, 1999